THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

      THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of December 22, 2003, by and among CROSSHILL GEORGETOWN CAPITAL, L.P. ("Lender"), whose address is 1000 Wilson Boulevard, Suite 1850, Arlington, Virginia 22209, Attn: Stephen X. Graham, SOLUTION TECHNOLOGY INTERNATIONAL, INC. a corporation organized and in good standing in the State of Delaware ("Borrower"), whose address is 5210 Chairmans Court, Suite 3, Frederick, Maryland 21703 and DAN JONSON, a resident of Garrett County, Maryland (the "Principal").

                                    RECITALS.

      A. The Borrower and the Lender have entered into that certain Loan and Security Agreement dated January 10, 2003, that certain First Amendment to Loan and Security Agreement dated July 10, 2003 and that certain Second Amendment to Loan and Security Agreement dated October 10, 2003 (as amended from time to time, the " Loan Agreement"), pursuant to which the Lender has made a Committed Revolving Line available to the Borrower in the maximum principal amount of Seven Hundred Fifty Thousand Dollars ($750,000) (the "Revolving Line").

      B. The Revolving Loan is secured by the Collateral described in the Loan Agreement and the Intellectual Property Collateral described in that certain Intellectual Property Security Agreement dated January 10, 2003 by and between Borrower and Lender.

      C. The Borrower is in default under of the Loan Agreement (as more fully described in this Agreement) and has requested that the Lender waive such defaults and extend the Revolving Maturity Date and the Lender has agreed on the condition, among others, that this Agreement be executed and delivered by the Borrower to the Lender.

      D. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Loan Agreement.

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender do hereby agree as follows:

      1. Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

      2. Defined Terms. From and after the date hereof, the definition of "Revolving Maturity Date" set forth in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                  "Revolving Maturity Date" is March 31, 2004.

      3. Outstanding Obligations, Existing Defaults. Borrower agrees that as of the date hereof, the unpaid principal balance of the Obligations is $750,000, accrued and unpaid interest on the Obligations and unpaid fees as of December 1, 2003 are $_______. In addition, the Borrower agrees that if the Existing Default (as hereinafter defined) were not waived, the Lender would be entitled pursuant to Section 9.2 of the Loan Agreement, to charge interest at the default rate through March 31, 2004 in an amount of $12,500.40 (the "Default Interest"). Borrower acknowledges and agrees that all such sums are due to the Lender without offset or defense of any kind or nature. Borrower further acknowledges and agrees that it is unable to repay the Obligations when due at maturity and that such failure constitutes an Event of Default under the Loan Documents (such Event of Default being called, the "Existing Default").


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

      4. Warrants. In consideration of the Lender's agreement to enter into this Agreement, the Borrower shall execute and deliver to the Lender on the date hereof, a Warrant to Purchase Stock in the form of Exhibit B attached hereto (the " Replacement Warrant"). Borrower represents and warrants to the Lender that the Replacement Warrant is duly authorized by Borrower and all necessary shareholder and board consent and approvals have been obtained and further that there are sufficient shares issued and available to honor its obligations under the Replacement Warrant. The Replacement Warrant shall be and constitute, for all purposes of the Loan Documents, a "Loan Document".

      5. Sale of Borrower. In consideration of the Lender's agreement to enter into this Agreement, the Principal agrees that in the event the Obligations are not repaid in full on or before the Revolving Maturity Date, at Lender's request to use his best efforts to assist and cause Borrower and/or its assets to be promptly sold on terms acceptable to Lender, at the expense of the Borrower; provided however, in the event Lender requests Principal to travel to assist in the sale of Borrower and/or its assets, Lender will advance any funds associated with such travel to Principal.

      6. Waiver. Upon satisfaction of each of the conditions precedent set forth in Section 8 of this Agreement, the Lender agrees to waive the Default Interest and the Existing Default.

      7. Payment of Loan Fee. Borrower shall pay to Lender a fee in the amount of Three Thousand Dollars ($3,000) (the "Loan Fee"), plus all out-of-pocket expenses, including the Lender's attorneys' fees and expenses in the amount of $2,400.00.


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

      8. Conditions Precedent. This Agreement shall become effective on the date Lender receives the following documents, each of which shall be satisfactory in form and substance to Lender:

            (a) The fully executed Replacement Warrant;

            (b) Proof that Borrower has paid all costs and expenses to Lender in connection with this Agreement, including but not limited to, the Loan Fee; and

            (c) Such other information, instruments, opinions, documents, certificates and reports as Lender may deem necessary.

      9. Representations. Borrower hereby confirms that the representations set forth in Section 5 of the Loan Agreement, are true and correct as of the date hereof and that other than the Existing Defaults, no Event of Default has occurred or is continuing immediately prior to or upon the execution of this Agreement.

      10. Treatment of Events of Default and Waiver. If the Borrower or the Principal shall fail to comply with the terms of any of their respective representations, warranties, covenants or agreements contained herein or in the Replacement Warrant, such failure shall immediately constitute an Event of Default and shall immediately entitle the Lender without further notice of any kind or nature to exercise all rights and remedies provided in the Loan Documents, as well as all other rights and remedies available to the Lender under the law, including without limitation, the right to accrue interest from the date of such default at the rate provided for in Section 9.2 of the Loan Agreement.

      11. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.


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

      12. Loan Documents; Governing Law; Etc. This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

      13. No Defenses. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. The Borrower and the Principal each acknowledges and warrants that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Agreement and in connection with the Loan Documents, including the Loan Agreement and the Obligations, the Borrower and the Principal each hereby waives and releases any claims to the contrary.

      14. Waiver and Release of Claims. (a) Borrower and the Principal signing below (each of the foregoing being a "Releasing Party") hereby releases, acquits, and discharges Lender and Lender's employees, agents, representative, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connect to this Agreement and the Loan Documents, including, but not limited to, claims relating to any settlement negotiation (all of the foregoing hereinafter called the "Released Matters"), but excluding any causes of action arising from the gross negligence or willful misconduct of the Lender. Each Releasing Party acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.


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

      (b) Each Releasing Party acknowledges that it has not relied, in executing the release set forth in this section, upon any representations, warranties, or conditions by Lender or any other entity except as are specifically set forth in this Agreement.

      (c) Nothing contained herein shall be construed at any time as an admission by Lender of any liability to Borrower or any other entity.

      (d) Each Releasing Party warrants to Lender that it has not purported to transfer, assign, or otherwise convey any right, title or interest of such Releasing Party in any Released Matter to any other entity, and that the foregoing constitutes a full and complete release of all Released Matters.

      15. Continuing Validity. Borrower and the Principal each understands and agrees that in modifying the existing Obligations, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of the Loan Documents, unless the party is expressly released by Lender in writing. No maker, or endorser, will be released by virtue of this Agreement. The terms of this Paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.


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

      16. Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

                            [SIGNATURES ON NEXT PAGE]


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SOLUTION TECHNOLOGY INTERNATIONAL, INC.

By:/s/ Dan L. Jonson                 (Seal)
   ----------------------------------
   Dan L. Jonson
   President


PRINCIPAL:
/s/ Dan L. Jonson                    (Seal)
-------------------------------------
Dan L. Jonson


LENDER:

CROSSHILL GEORGETOWN CAPITAL, L.P.

By:/s/ Stephen X. Graham             (Seal)
   ----------------------------------
   Stephen X. Graham
   Principal


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